UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 18, 2014

Addus HomeCare Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34504	20-5340172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2300 Warrenville Road, Downers Grove, Illinois		60515
(Address of principal executive offices)		(Zip Code)

(630) 296-3400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

Addus HomeCare Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 18, 2014. At the Annual Meeting, the Company’s stockholders (i) elected Steven I. Geringer and Michael Earley to serve as Class II directors for a term expiring at the Annual Meeting in 2017; (ii) ratified the selection of BDO USA, LLP as the Company’s independent auditor for fiscal year 2014; and (iii) approved the amendment and restatement of the Company’s 2009 Stock Incentive Plan (the “2009 Plan”), which revises (a) the performance goals to be used in connection with performance-based awards by including economic value added total shareholder return and objective measures of quality as potential goals and (b) certain of the 2009 Plan’s award limitations. The votes on these matters are as follows:

1. The election of Messrs. Geringer and Earley to serve as Class II directors for a term expiring at the Annual Meeting in 2017:

Director	For	Withhold Authority	Broker Non-Votes
Steven I Geringer	8,488,800	1,086,368	1,020,964
Michael Earley	9,211,655	363,513	1,020,964

2. The ratification of the selection of BDO USA, LLP as the Company’s independent auditor for fiscal year 2013:

For	Against	Abstain	Broker Non-Votes
10,506,790	58,666	30,676	0

3. The approval of the amendment and restatement of the Company’s 2009 Stock Incentive Plan:

For	Against	Abstain	Broker Non-Votes
9,249,110	247,231	28,827	1,020,964

The approved copy of the Company’s 2009 Stock Incentive Plan, as amended and restated, is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description

99.1	The Company’s 2009 Stock Incentive Plan, as amended and restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Addus HomeCare Corporation

By:	/s/ Dennis B. Meulemans
Name:	Dennis B. Meulemans
Title:	Chief Financial Officer

Date: June 24, 2014